Exhibit 23.1
Consent of Independent Public Accountants

We consent to the incorporation by reference in the Form S-8 Registration Statements, File Numbers, 033-65256, 033-65254, 033-65890, 333-07735, 333-46791, 333-46795, 333-46797, and 333-46809 of our report dated July 17, 2009 with respect to the consolidated financial statements and schedule of Butler National Corporation included in the Annual Report Form 10-K for the year ended April 30, 2009.

/s/ Weaver & Martin, LLC

Kansas City, Missouri

July 17, 2009

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